EXHIBIT 99.23(j)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our report dated November 10, 2000, relating to the financial statements and financial highlights, which appears in the September 30, 2000 Annual Report of the Heritage Income Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
January 26, 2001